As filed with the Securities and Exchange Commission on April 8, 2005

Registration No. 333-107177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1292054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19300 International Boulevard
Seattle, Washington 98188
(206) 392-5040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bradley D. Tilden
Executive Vice President/ Finance and Chief Financial Officer
19300 International Boulevard
Seattle, Washington 98188
(206) 392-5040

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Karen K. Dreyfus, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those senior convertible notes due 2023 and any shares of common stock into which such notes are convertible that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Alaska Air Group, Inc., a Delaware corporation (the “Registrant”), registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, of $150,000,000 aggregate principal amount of senior convertible notes due 2023 (the “Notes”) and such indeterminate number of shares of the Registrant’s common stock issuable upon conversion of the Notes (the “Common Stock”) pursuant to Registration Statement No. 333-107177, originally filed with the Securities and Exchange Commission on July 18, 2003 (as amended, the “Registration Statement”) and declared effective on September 26, 2003. The Registration Statement was subsequently amended by Post-Effective Amendment No. 1, filed March 11, 2004, Post-Effective Amendment No. 2, filed April 15, 2004, Post-Effective Amendment No. 3, filed May 21, 2004 and Post-Effective Amendment No. 4, filed June 3, 2004, each of which were declared effective on June 4, 2004. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.

Pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby terminates the Registration Statement and removes from registration all of the Notes and Common Stock issuable upon conversion of the Notes that were registered under the Registration Statement and remain unsold as of the date hereof. To date, $2,575,000 aggregate principal amount of the Notes remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 8th day of April, 2005.

ALASKA AIR GROUP, INC.
By:	/s/ William S. Ayer
Name:	William S. Ayer
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ William S. Ayer William S. Ayer	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2005

/s/ Bradley D. Tilden Bradley D. Tilden	Executive Vice President/Finance and Chief Financial Officer (Principal Financial Officer)	April 8, 2005

/s/ Brandon S. Pedersen Brandon S. Pedersen	Staff Vice President/Finance and Controller (Principal Accounting Officer)	April 8, 2005

Patricia M. Bedient	Director

* Phyllis J. Cambell	Director	April 8, 2005

* Mark R. Hamilton	Director	April 8, 2005

* Bruce R. Kennedy	Director	April 8, 2005

Jessie J. Knight, Jr.	Director

* R. Marc Langland	Director	April 8, 2005

Dennis F. Madsen	Director

3

Byron I. Mallott	Director

* John V. Rindlaub	Director	April 8, 2005

* J. Kenneth Thompson	Director	April 8, 2005

* Richard A. Wien	Director	April 8, 2005

By: /s/ Bradley D. Tilden
Bradley D. Tilden Attorney-In-Fact